Exhibit 10.23
FIRST AMENDMENT TO CREDIT AGREEMENT
     FIRST AMENDMENT (this “First Amendment”) dated June 30, 2005 to the Revolving Credit Agreement dated as of June 30, 2004 (the “Credit Agreement”) among TELECOMUNICACIONES DE PUERTO RICO, INC., a Puerto Rico corporation (the “Borrower”), PUERTO RICO TELEPHONE COMPANY, INC., a Puerto Rico corporation (“PRTC” or the “Guarantor” and collectively with each Significant Subsidiary, the “Guarantors”), the banks, financial institutions and other institutional lenders (the “Lenders”) listed on the signature pages hereof, BANCO POPULAR DE PUERTO RICO (“Banco Popular”), a Puerto Rico banking institution, as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.
WITNESSETH
     WHEREAS, reference is made to the Credit Agreement, pursuant to which the Lenders made available to the Borrower certain revolving credit facilities in a maximum aggregate principal amount of up to $40,000,000 which are evidenced by the Note; and
     WHEREAS, the Borrower and the Guarantor wish to extend the effective period of the Commitments as set forth in the Allonge to the Note to be executed by the parties hereto simultaneously with the execution of this First Amendment, and, to that end, the Lenders have agreed to amend certain of the terms of the Credit Agreement, subject to the terms and conditions herein set forth and further subject to the condition that the transactions and amendments contemplated herein shall not constitute nor be deemed to constitute novation of the obligations of the parties under the Credit Agreement.
     NOW THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. Defined Terms. Unless otherwise defined herein, the terms used in this Agreement shall have the same meanings ascribed to them in the Credit Agreement, as amended by this First Amendment.
     SECTION 2. Amendments to Credit Agreement. Subject to the satisfaction of the conditions to effectiveness specified in Section 4 hereof, the Credit Agreement is hereby amended as follows:
(a)	Amendment to Section 1.01 of the Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended as follows:
     (i) The definition of the term “Termination Date” is hereby amended to read in its entirety as follows:

     “Termination Date” means the earlier of June 30, 2006, and the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01.
(b)	Amendment to Section 4.01 of the Credit Agreement.
     (i) Section 4.01(e) is hereby amended to read in its entirety as follows:
“The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2004, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an opinion of Ernst & Young LLP, independent public accountants, copies of which have been furnished to each Lender, fairly present, the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of the operations of the Borrower and its Subsidiaries for the periods ended on such date, all in accordance with generally accepted accounting principles consistently applied.”
(c)	Amendment to Schedules.
                    (i) Schedule 5.02(d) is hereby deleted in its entirety and replaced by Schedule 5.02(d) attached hereto as Exhibit A.
     SECTION 3. Conditions to Effectiveness. The amendments and modifications set forth in Section 2 hereof shall become effective as of the date first above written (the “Effective Date”), notwithstanding the actual date of execution of this First Amendment by the parties hereto, so long as each of the following conditions to effectiveness have been satisfied:
     (a) The Administrative Agent shall have received this First Amendment duly executed and delivered by the Borrower, the Guarantor and the Lenders.
     (b) The Administrative Agent shall have received an allonge (the “Allonge”) to the Note duly executed and delivered by the Borrower in favor of Banco Popular.
     (c) The Administrative Agent shall have received certified copies of the resolutions of the Board of Directors of each Loan Party approving the transactions contemplated hereby and by the Allonge, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this First Amendment and the Allonge.
     (d) A certificate of the Secretary of each Loan Party certifying the names and true signatures of the officers of each Loan Party authorized to sign this First Amendment and the Allonge and the other documents to be delivered hereunder.
     (e) A certificate of the Chief Financial Officer of each Loan Party, attesting to the Solvency of each Loan Party after giving effect to the Borrowings contemplated hereunder.
     (f) A favorable opinion of Roberto García, General Counsel for the Loan Parties, substantially in the form of Exhibit B hereto.

     (g) The Borrower shall have paid all invoiced fees and expenses of the Administrative Agent and the Lenders (including the invoiced fees and expenses of Cancio Covas & Santiago LLP counsel to the Administrative Agent).
     (h) The following statements shall be true and shall be deemed to have been represented by the Borrower as being true on the date hereof:
     (i) The representations and warranties contained in Article IV of the Credit Agreement were true and correct on and as of June 30, 2004 and are true and correct on and as of the date hereof; and
     (ii) The covenants contained in Article V of the Credit Agreement have been fully complied with in all material respects on and as of June 30, 2004 and on and as of the date hereof; and
     (iii) No event has occurred and is continuing, or would result from the making of the amendments effectuated hereunder or the other transactions contemplated hereby, which constitutes an Event of Default or would constitute an Event of Default but for the giving of notice or the lapse of time or both.
     SECTION 4. Miscellaneous.
     (a) On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this First Amendment.
     (b) The Credit Agreement and the Note, as specifically amended by this First Amendment, including, without limitation, the Guaranty set forth in Article VII of the Credit Agreement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any provision of the Credit Agreement, including, without limitation, the Guaranty set forth in Article VII of the Credit Agreement, and, and shall not operate as nor constitute or be deemed to constitute a novation of the obligations of the parties thereto for any purpose.
     (c) This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this First Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this First Amendment.
     SECTION 5. Governing Law. This First Amendment and the Note shall be governed by, and construed with, the laws of the Commonwealth of Puerto Rico.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TELECOMUNICACIONES DE PUERTO RICO, INC.
as Borrower

By:	/s/ María Elena de la Cruz

Name:	María Elena de la Cruz
Title:	Treasurer

PUERTO RICO TELEPHONE COMPANY, INC.
as Guarantor

By:	/s/ María Elena de la Cruz

Name:	María Elena de la Cruz
Title:	Treasurer

BANCO POPULAR DE PUERTO RICO,
as Administrative Agent

By:	/s/ Héctor Becemberg

Name:	Héctor Becemberg
Title:	Assistant Vice President

The Lenders

Commitment: $40,000,000	BANCO POPULAR DE PUERTO RICO

	By:	/s/ Héctor Becemberg

	Name:	Héctor Becemberg
	Title:	Assistant Vice President

Applicable Lending Office(s):	209 Muñoz Rivera Avenue
Hato Rey, Puerto Rico

Attention: Manager — Corporate Banking Division
Telecopier: 787.756.3909

ALLONGE
     That certain Promissory Note (the “Note”) in the maximum principal amount of $40,000,000.00 issued by TELECOMUNICACIONES DE PUERTO RICO, INC. (“Borrower”), a corporation organized under the laws of the Commonwealth of Puerto Rico to the order of BANCO POPULAR DE PUERTO RICO on June 30, 2004, which as of the date hereof there is no outstanding principal balance thereon, nor any accrued interest thereon, is hereby amended and modified as of the date hereof, as follows:
The first paragraph of the Note is hereby amended to read in its entirety as follows:
“FOR VALUE RECEIVED, the undersigned, TELECOMUNICACIONES DE PUERTO RICO, INC., a Puerto Rico corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of BANCO POPULAR DE PUERTO RICO (the “Lender”) for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S. $40,000,000.00 or, if less, the aggregate amount of the Advances made by the Lender to the Borrower pursuant to the Revolving Credit Agreement dated as of June 30, 2004 among the Borrower, Puerto Rico Telephone Company, Inc., as Guarantor, the Lender and certain other lenders parties thereto, and Banco Popular de Puerto Rico (“BPPR”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lender and such other lenders, as amended by a First Amendment dated June 30, 2005, among the Borrower, the Guarantor, the Administrative Agent and BPPR, as a Lender, (and as further amended or modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), outstanding on the Termination Date.”
All other terms of the Note shall continue in full force and effect.
It is hereby understood and agreed by each of the parties hereto that this Allonge is not intended to cause an extinctive novation of the terms and conditions of, and the obligations under, the Credit Agreement and the Note, but is exclusively intended to reflect that the Credit Agreement has been amended by a First Amendment, and shall not affect any of the obligations of Borrower under the Credit Agreement or under the Note (as amended hereby), all of which obligations shall continue in full force and effect as if originally incurred by Borrower as herein set forth. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Note.
[Remainder of Page Intentionally Left Blank]

Executed in San Juan, Puerto Rico, on June 30, 2005.

TELECOMUNICACIONES DE PUERTO RICO, INC.,
as Borrower

By:	/s/ María Elena de la Cruz

María Elena de la Cruz
Treasurer

BANCO POPULAR DE PUERTO RICO,
as Lender

By:	/s/ Héctor Becemberg

Héctor Becemberg
Assistant Vice President

BANCO POPULAR DE PUERTO RICO, as
Administrative Agent

By:	/s/ Héctor Becemberg

Héctor Becemberg
Assistant Vice President

ACKNOWLEDGED:
PUERTO RICO TELEPHONE COMPANY, INC.,
as Guarantor

By:	/s/ María Elena de la Cruz

María Elena de la Cruz
Treasurer